Exhibit 99.1

SAExploration Announces SEC Investigation; Establishment of Special

Committee; Restatement of Historical Financial Statements;

Appointment of Interim CFO

Houston, TX—August 15, 2019—SAExploration Holdings, Inc. (NASDAQ: SAEX, OTCQB: SXPLW) (“SAE” or the “Company”) announced today that the Securities and Exchange Commission (the “SEC”) is conducting an investigation of the Company relating to certain accounting matters that arose in 2015-2016. The Company has been cooperating, and will continue to cooperate, in good faith with the SEC and has retained legal counsel and an accounting advisor to assist the Company with respect to this matter. The Company’s Board of Directors has established a Special Committee of independent directors to oversee the Company’s own internal investigation and response to the SEC.

The Company will restate its previously issued financial statements for the fiscal years ended December 31, 2015—2018 and for the quarters starting ended June 30, 2015—March 31, 2019 (collectively, the “Non-Reliance Periods”) and, as a result, will delay filing its 10-Q for the quarter ended June 30, 2019. As a result, the financial statements for the Non-Reliance Period should no longer be relied upon. The Board’s decision to restate these financial statements arose from the Company’s re-evaluation of its relationship with Alaska Seismic Ventures, LLC (“ASV”). The Company has determined that ASV was a variable interest entity and that the Company had a controlling financial interest in ASV that required it to consolidate ASV during the Non-Reliance Periods in accordance with accounting principles generally accepted in the United States. As a result of the above, the Company has determined that a material weakness exists in the Company’s internal control over financial reporting and that disclosure controls and procedures were ineffective during the Non-Reliance Periods. Accordingly, the Company will amend any disclosures pertaining to its evaluation of such controls and procedures as appropriate in connection with the restated filings. ASV is a data library company and the Company performed seismic services for ASV in 2015 and 2016. The need for restatement does not arise from SAE’s current operating activities. The Company’s Audit Committee has discussed the foregoing matters with Pannell Kerr Forster of Texas, P.C., the Company’s independent registered public accounting firm, who supports the Company’s determination. In connection with the restatement, the Company is in discussions with holders of a majority of its outstanding debt, as to whether or not there are defaults under the debt agreements, with the goal of agreeing to a path forward in a way that is constructive for the Company, its shareholders and employees, and the debt holders.

Michael Faust has been named Chairman of the Board, replacing Jeff Hastings, who has been placed on administrative leave and resigned as Chairman of the Board. The Company expects to name a new Chief Executive Officer in the near future. Kevin Hubbard, C.P.A. and Partner at Ham, Langston & Brezina, has been named Interim Chief Financial Officer, replacing Brent Whiteley, who has been terminated.

“We have taken swift action on each of these matters and will continue to do so until they are resolved,” said Michael Faust, Chairman of the Board. “This does not impact our day-to-day operations which have been delivering outstanding results for our customers and investors. We remain committed to our customers, whose missions we make our own, and we are grateful to the devoted men and women of SAExploration and the contributions they make every day to our customers and our company. We have a strong pipeline of committed projects, an excellent team to deliver those projects, and are poised for continued success.”

Mr. Faust brings to SAE deep industry experience, combined with a working knowledge of our operations, customers and employees. Prior to being appointed Chairman of the Board he was serving as the lead independent director. Since March 2019, Mr. Faust has served as the Interim President and Chief Executive Officer of Obsidian Energy Ltd., a Canadian-listed public company in the oil and natural gas industry, and has also served on its Board of Directors since April 2018. Since March 2019, Mr. Faust has served on the Board of Directors of Parker Drilling Company, a U.S.-listed provider of drilling services and rental tools to the energy industry in the U.S. and international markets. Previously, Mr. Faust had a long career of increasing responsibilities with ExxonMobil and ConocoPhillips. Mr. Faust earned his Master of Arts degree in Geophysics from the University of Texas at Austin in 1984, after receiving his Bachelor of Science degree in Geology from the University of Washington in 1981.

For more information, see the Company’s Current Report on Form 8-K filed with the SEC on August 16, 2019.

About SAExploration Holdings, Inc.

SAE is an international oilfield services company offering a full range of vertically-integrated seismic data acquisition, data processing and interpretation, and logistical support services throughout North America, South America, Asia Pacific, Africa and the Middle East. In addition to the acquisition of 2D, 3D, time-lapse 4D and multi-component seismic data on land, in transition zones and offshore in depths reaching 3,000 meters, SAE offers a full suite of data processing and interpretation services utilizing its proprietary, patent-protected software, and also provides in-house logistical support services, such as program design, planning and permitting, camp services and infrastructure, surveying, drilling, environmental assessment and reclamation, and community relations. SAE operates crews around the world, performing major projects for its blue-chip customer base, which includes major integrated oil companies, national oil companies and large independent oil and gas exploration companies. With its global headquarters in Houston, Texas, SAE supports its operations through a multi-national presence in the United States, United Kingdom, Canada, Peru, Colombia, Bolivia, Malaysia, Singapore, and Australia. For more information, please visit SAE’s website at www.saexploration.com.

Forward Looking Statements

Except for statements of historical fact, the matters discussed herein are “forward-looking statements” within the meaning of the applicable U.S. federal securities laws. The words “may,” “possible,” “estimates”, “expects,” “believes” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements, including statements regarding the possible impact of the matters summarized in this press release, may or may not be realized, and differences between estimated results and those actually realized may be material.

Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, risks relating to the following known and unknown things:

•	the outcome of the SEC investigation, which could include sanctions against the Company and its officers and directors, civil lawsuits and criminal penalties;

•	the impact of the restatement and conclusion of the Company regarding the effectiveness of its internal controls and disclosure controls and procedures, among other things;

•	the outcome of the Company’s own investigation into the matters summarized in this press release;

•	additional risks may arise in the process of completing the restatement and related disclosures to be revised;

•	the possible impact on payments received from the State of Alaska regarding completed tax credits and pending applications;

•	risks related to a possible delisting from the Nasdaq Capital Market;

•	risks related to the Company’s debt agreements;

•	the impact that the disclosure in this press release, as well as possible future filings and disclosures may have on the Company’s business, including customers, employees and others;

•	the impact of the placement on administrative leave of Mr. Hastings and the termination of Mr. Whiteley, as summarized above;

•

the time and expense required to complete the restatement, revised disclosures, respond to the SEC and for the Company to complete its own investigation, which expenses are likely to be material and are likely to have a material adverse impact on the Company’s cash balance, cash flow and liquidity; and

•	other risks described more fully in the Company’s filings with the SEC that relate to matters not covered in this press release.

Each of these risks, and the known and unknown consequences of these risks, could have a material negative impact on the Company, its business and prospects. As of the date of this press release, the Company cannot make any assurances regarding the impact or outcome of these risks. Forward-looking statements reflect the views of the Company as of the date hereof. The Company does not undertake to revise these statements to reflect subsequent developments, other than in compliance with U.S. federal securities laws and the Company’s determination that any such revised disclosure is necessary or advisable to do.

Contact:

Ryan Abney

Vice President, Finance

(281) 258-4409

rabney@saexploration.com